UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combined financial information included herein presents the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations based on the combined audited and unaudited historical financial statements of Century Casinos, Inc. (“Century” or the “Company”) and the operations of Isle Casino Cape Girardeau (“Cape Girardeau”), located in Cape Girardeau, Missouri, Lady Luck Caruthersville (“Caruthersville”), located in Caruthersville, Missouri, and Mountaineer Casino, Racetrack and Resort (“Mountaineer”, and together with Cape Girardeau and Caruthersville, the “Acquired Casinos”), located in New Cumberland, West Virginia (defined herein as the “Acquisition), acquired on December 6, 2019, and the adjustments described in the accompanying notes.

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2019, and the unaudited pro forma condensed consolidated statements of combined operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition as if it had occurred on January 1, 2018, the beginning of the earliest period presented. The following unaudited pro forma condensed consolidated combined financial information is based on carve out historical combined financial statements of the Acquired Casinos, and the assumptions and adjustments set forth in the accompanying explanatory notes.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated combined financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of combined operations, expected to have a continuing impact on the combined results of Century and the Acquired Casinos. The unaudited pro forma condensed consolidated combined financial information for the Acquisition has been developed from and should be read in conjunction with Century’s unaudited interim condensed consolidated financial statements contained in Century’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and Century’s audited consolidated financial statements contained in Century’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as the historical carve out financial statements for the Acquired Casinos included with this Form 8-K.

The unaudited pro forma condensed consolidated combined financial information has been prepared by Century using the acquisition method of accounting in accordance with US generally accepted accounting principles (“GAAP”). Century has been treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations that are in the process of being finalized. The assets and liabilities of the Acquired Casinos have been measured based on various preliminary estimates using assumptions that Century believes are reasonable based on the information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial statements and have been made solely for the purpose of providing unaudited pro forma condensed consolidated combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma condensed consolidated statements of combined operations also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Acquisition nor does it include any costs associated with restructuring or integration activities resulting from the Acquisition. However, such costs will affect the combined company following the Acquisition in the period the costs are incurred.

Century intends to finalize the necessary valuations required to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Acquired Casinos (1)	Reclassifications (Note 4)		Combined Balance Sheet	Acquisition Related Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
ASSETS
Current Assets:
Cash and cash equivalents	$44,029	$14,182	$—		$58,211	$(2,055)	(7), (10)	$56,156
Receivables, net	9,174	3,714	—		12,888	(314)	(7)	12,574
Prepaid expenses	2,692	3,446	—		6,138	(501)	(7)	5,637
Inventories	1,003	2,007	—		3,010	(959)	(7)	2,051
Restricted cash	—	254	(254)	(a)	—	—		—
Other current assets	541	—	—		541	—		541
Total Current Assets	57,439	23,603	(254)		80,788	(3,829)		76,959

Property and equipment, net	198,909	154,899	—		353,808	(126,075)	(1)	227,733
Leased right-of-use assets, net	47,242	—	496		47,738	252,801	(3)	300,539
Goodwill	13,786	40,920	—		54,706	(9,399)	(2)	45,307
Deferred income taxes	2,010	—	—		2,010	—		2,010
Casino licenses	14,828	—	115,400	(a)	130,228	(98,882)	(2)	31,346
Intangible assets, net	—	127,175	(127,175)	(a)	—	—		—
Trademarks	1,629	—	11,500	(a)	13,129	(9,288)	(2)	3,841
Players club lists, net	—	—	275	(a)	275	19,130	(2)	19,405
Cost investment	1,000	—	—		1,000	—		1,000
Equity investment	—	—	—		—	—		—
Note receivable, net of current portion and unamortized discount	423	—	—		423	—		423
Deposits and other	2,584	10,348	(242)	(a)	12,690	(9,848)	(3) (7)	2,842
Total Assets	$339,850	$356,945	$—		$696,795	$14,610		$711,405

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,363	$—	$—		$17,363	$(14,017)	(4)	$3,346
Current portion of operating lease liabilities	4,229	—	231	(a)	4,460	(183)	(3)	4,277
Current portion of finance lease liabilities	351	—	—		351	1,839	(3)	2,190
Accounts payable	3,376	1,862	—		5,238	(1,172)	(7)	4,066
Accrued liabilities	12,290	5,235	(231)	(a)	17,294	831	(7)	18,125
Accrued payroll	7,540	2,814	—		10,354	154	(7)	10,508
Accrued property, gaming and other taxes	—	2,389	(2,389)	(a)	—	—		—
Taxes payable	5,681	11,233	2,389	(a)	19,303	(13,153)	(7)	6,150
Contingent liability	848	—	—		848	—		848
Total Current Liabilities	51,678	23,533	—		75,211	(25,701)		49,510

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019 (continued)

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Acquired Casinos (1)	Reclassifications (Note 4)		Combined Balance Sheet	Acquisition Related Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Long-term debt, net of current portion and deferred financing costs	$53,706	$—	$—		$53,706	$122,313	(4)	$176,019
Operating lease liabilities, net of current portion	44,550	—	265	(a)	44,815	(186)	(3)	44,629
Finance lease liabilities, net of current portion	979	—	—		979	251,331	(3)	252,310
Taxes payable and other	2,297	265	(265)	(a)	2,297	—	(7)	2,297
Intercompany debt	—	25,000	—		25,000	(25,000)	(4)	—
Deferred income taxes	—	26,149	—		26,149	(26,149)	(5)	—
Total Liabilities	153,210	74,947	—		228,157	296,608		524,765
Commitments and Contingencies

Equity:
Preferred stock; $0.01 par value; 20,000,000 shares authorized; no shares issued or outstanding	—	—	—		—	—		—
Common stock; $0.01 par value; 50,000,000 shares authorized; 29,470,327 shares issued and outstanding	295	—	—		295	—		295
Additional paid-in capital	115,350	—	—		115,350	—		115,350
Retained earnings	76,809	—	—		76,809	—		76,809
Accumulated other comprehensive loss	(13,084)	—	—		(13,084)	—		(13,084)
Total parent investment	—	281,998	—		281,998	(281,998)	(6)	—
Total Century Casinos, Inc. Shareholders' Equity	179,370	281,998	—		461,368	(281,998)		179,370
Non-controlling interests	7,270	0			7,270	—		7,270
Total Equity	186,640	281,998	—		468,638	(281,998)		186,640
Total Liabilities and Equity	$339,850	$356,945	$—		$696,795	$14,610		$711,405

(1)	Mountaineer Park, Inc., IOC-Cape Girardeau, LLC, and IOC-Caruthersville, LLC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMBINED OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Amounts in thousands, except for per share information	Century Casinos, Inc.	Acquired Casinos (1)		Reclassifications (Note 4)		Combined Income Statement	Acquisition Related Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Operating revenue:
Gaming	$121,345		$143,751	$—		$265,096	$—		$265,096
Hotel	1,502		6,125	—		7,627	—		7,627
Food and beverage	14,230		11,347	—		25,577	—		25,577
Other	13,913		4,545	—		18,458	—		18,458
Net operating revenue	150,990		165,768	—		316,758	—		316,758
Operating costs and expenses:
Gaming	62,873		—	86,456	(b)	149,329	—		149,329
Casino	—		80,907	(80,907)	(b)	—	—		—
Hotel	565		2,097	—		2,662	—		2,662
Food and beverage	13,891		9,048	—		22,939	—		22,939
Other	—		1,737	(1,737)	(c)	—	—		—
Marketing and promotions	—		5,549	(5,549)	(b)	—	—		—
General and administrative	56,438		26,597	1,723	(c)	84,758	(1,064)	(8)	83,694
Management fee	—		4,090	—		4,090	(4,090)	(6)	—
Depreciation and amortization	7,698		11,683	—		19,381	(467)	(1), (3)	18,914
(Gain) loss on disposal of property and equipment	—		(14)	14	(c)	—	—		—
Total operating costs and expenses	141,465		141,694	—		283,159	(5,621)		277,538
Earnings (loss) from equity investment	(1)		—	—		(1)	—		(1)
Earnings from operations	9,524		24,074	—		33,598	5,621		39,219
Non-operating income (expense):
Interest income	20		—	—		20	—		20
Interest expense	(4,083)		—	—		(4,083)	(25,690)	(3), (4)	(29,773)
Interest expense on intercompany note	—		(1,683)	—		(1,683)	1,683	(6)	—
Gain on foreign currency transactions, cost recovery income and other	886		—	—		886	—		886
Non-operating (expense) income, net	(3,177)		(1,683)	—		(4,860)	(24,007)		(28,867)
Earnings before income taxes	6,347		22,391	—		28,738	(18,386)		10,352
Income tax expense	(3,219)		—	(5,642)		(8,861)	4,177	(9)	(4,684)
Provision for income taxes	—		(5,642)	5,642		—	—		—
Net earnings	3,128		16,749	—		19,877	(14,209)		5,668
Net earnings attributable to non-controlling interests	(2,143)		—	—		(2,143)	—		(2,143)
Net earnings attributable to Century Casinos, Inc. shareholders	$985		$16,749	$—		$17,734	$(14,209)		$3,525

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.03	$							$0.12
Diluted	$0.03	$							$0.12
Weighted average shares outstanding - basic	29,444								29,444
Weighted average shares outstanding - diluted	30,134								30,134

(1)	Mountaineer Park, Inc., IOC-Cape Girardeau, LLC, and IOC-Caruthersville, LLC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMBINED OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

Amounts in thousands, except for per share information	Century Casinos, Inc.	Acquired Casinos (1)		Reclassifications (Note 4)		Combined Income Statement	Acquisition Related Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Operating revenue:
Gaming	$140,301		$189,543	$—		$329,844	$—		$329,844
Hotel	1,986		7,929	—		9,915	—		9,915
Food and beverage	15,742		16,268	—		32,010	—		32,010
Other	10,909		5,424	—		16,333	—		16,333
Net operating revenue	168,938		219,164	—		388,102	—		388,102
Operating costs and expenses:
Gaming	73,328		—	118,299	(b)	191,627	—		191,627
Casino	—		108,312	(108,312)	(b)	—	—		—
Hotel	727		2,943	—		3,670	—		3,670
Food and beverage	15,854		13,398	—		29,252	—		29,252
Other	—		2,378	(2,378)	(c)	—	—		—
Marketing and promotions	—		9,987	(9,987)	(b)	—	—		—
General and administrative	60,194		34,754	3,063	(c)	98,011	—		98,011
Management fee	—		5,330	—		5,330	(5,330)	(6)	—
Depreciation and amortization	9,399		17,872	—		27,271	(2,917)	(1), (3)	24,354
(Gain) loss on disposal of property and equipment	—		685	(685)	(c)	—	—		—
Total operating costs and expenses	159,502		195,659	—		355,161	(8,247)		346,914
Earnings (loss) from equity investment	23		—	—		23	—		23
Earnings from operations	9,459		23,505	—		32,964	8,247		41,211
Non-operating income (expense):
Interest income	103		—	—		103	—		103
Interest expense	(4,217)		—	—		(4,217)	(35,282)	(3), (4)	(39,499)
Interest expense on intercompany note	—		(2,254)	—		(2,254)	2,254	(6)	—
Gain on foreign currency transactions, cost recovery income and other	578		—	—		578	—		578
Non-operating (expense) income, net	(3,536)		(2,254)	—		(5,790)	(33,028)		(38,818)
Earnings before income taxes	5,923		21,251	—		27,174	(24,781)		2,393
Income tax expense	(1,917)		—	(4,432)		(6,349)	5,630	(9)	(719)
Provision for income taxes	—		(4,432)	4,432		—	—		—
Net earnings	4,006		16,819	—		20,825	(19,151)		1,674
Net earnings attributable to non-controlling interests	(612)		—	—		(612)	—		(612)
Net earnings attributable to Century Casinos, Inc. shareholders	$3,394		$16,819	$—		$20,213	$(19,151)		$1,062

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.12	$							$0.04
Diluted	$0.11	$							$0.04
Weighted average shares outstanding - basic	29,401								29,401
Weighted average shares outstanding - diluted	29,962								29,962

(1)	Mountaineer Park, Inc., IOC-Cape Girardeau, LLC, and IOC-Caruthersville, LLC.

CENTURY CASINOS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated combined financial information is intended to reflect the impact of the Acquisition on the Company’s consolidated financial statements and presents the pro forma financial position and results of operations of the Company based on the historical carve out financial statements and accounting records of Century and the Acquired Casinos after giving effect to the Acquisition.

Pro forma adjustments are included only to the extent they are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statement of combined operations, expected to have a continuing impact on the results of the combined company. The accompanying unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only.

The Acquisition will be accounted for using the acquisition method of accounting with the Company considered the acquirer. The unaudited pro forma condensed consolidated combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Changes to the fair values of these assets and liabilities will result in changes to goodwill.

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2019, and the unaudited pro forma condensed consolidated statements of combined operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition as if it had occurred on January 1, 2018, the beginning of the earliest period presented.

Items Not Adjusted in the Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information does not include any adjustment for liabilities or related costs that may result from integration activities following the close of the transaction. Significant liabilities and related costs may ultimately be recorded for integration activities. The unaudited pro forma condensed consolidated combined balance sheet only includes adjustments for transaction-related costs that are directly attributable to the Acquisition and are factually supportable.

Financing Agreement

In connection with the Acquisition, the Company entered into a $180.0 million credit agreement (the “Macquarie Credit Agreement”) with Macquarie Capital Funding LLC, as swingline lender, administrative agent (the “Administrative Agent”) and collateral agent, Macquarie Capital (USA) Inc., as sole lead arranger and sole bookrunner, and the Lenders and L/C Lenders party thereto.  The Macquarie Credit Agreement replaces the Bank of Montreal Credit Agreement.  The Macquarie Credit Agreement provides for a $170.0 million term loan (the “Term Loan”) and a $10.0 million revolving credit facility (the “Revolving Facility”).

Borrowings under the Macquarie Credit Agreement bear interest at a rate equal to, at the Company’s option, either (a) the London Interbank Offered Rate (“LIBO”) LIBO Rate (as defined in the Macquarie Credit Agreement), plus an applicable margin (each loan, being a “LIBOR Loan”) or (b) the Alternate Base Rate (as defined in the Macquarie Credit Agreement) (each loan, being a “ABR Loan”).  The applicable margin is currently 5.50% per annum, with respect to LIBOR Loans and 4.50% per annum, with respect to ABR Loans.  Beginning in the second quarter of 2020, (1) so long as the Consolidated First Lien Net Leverage Ratio (as defined in the Macquarie Credit Agreement) of the Company is greater than 2.75 to 1.00, the applicable margin for LIBOR Loans will be 4.25% per annum, and for ABR Loans will be 3.25% per annum, and (2) so long as the Consolidated First Lien Net Leverage Ratio of the Company is less than or equal to 2.75 to 1.00, the applicable margin for LIBOR Loans will be 4.00% per annum, and for ABR Loans will be 3.00% per annum.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2019 assumes the incremental borrowings associated with the Macquarie Credit Agreement occurred as of September 30, 2019. The unaudited pro forma condensed consolidated statements of combined operations for the nine month period ended September 30, 2019 and the year ended December 31, 2018 assumes the incremental borrowings associated with the Macquarie Credit Agreement occurred on January 1, 2018, the beginning of the earliest period presented.

Lease Agreement

In connection with the Acquisition, the Company, through certain subsidiaries, entered into a triple-net lease (the “Master Lease”) with certain subsidiaries of VICI Properties Inc. (“VICI”) for property related to the Acquired Casinos. The Master Lease has an initial annual rent (the “Rent”) of approximately $25.0 million.  The Rent will escalate at a rate of 1% for the 2nd and 3rd years and the greater of either 1.25% (the “Base Rent Escalator”) or the increase in the Consumer Price Index (“CPI”) for the 4th, 5th, 6th and 7th years, subject to adjustment from and after the 6th year if the Minimum Rent Coverage Ratio (as defined in the Lease) is not satisfied.  For the 8th, 9th and 10th years of the Lease term, Rent will be calculated as (i) 80% of the Rent for the 7th lease year (“Base Rent”), subject to an annual Base Rent Escalator of the greater of 1.25% or CPI subject to adjustment if the Minimum Rent Coverage Ratio is not satisfied, plus (ii) variable rent (“Variable Rent”) equal to 20% of the Rent for the 7th lease year, plus or minus 4% of the change in average net revenue of the Acquired Casinos calculated as set forth in the Lease.  For the 11th year and thereafter of the initial lease term, the Base Rent will escalate annually as set forth above and the Variable Rent will be recalculated as set forth in the Master Lease. The Master Lease contains customary events of default and landlord remedies. The Company accounts for the Master Lease as a finance lease in its consolidated financial statements.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2019 assumes the right-of-use asset and lease liability associated with the Master Lease occurred as of September 30, 2019. The unaudited pro forma condensed consolidated statements of combined operations for the nine month period ended September 30, 2019 and the year ended December 31, 2018 assumes the right-of-use asset and lease liability associated with the Master Lease occurred on January 1, 2018, the beginning of the earliest period presented.

Note 2 – Acquisition

Preliminary Purchase Price

Amounts in thousands
Purchase price	$107,000
Preliminary working capital adjustment	2,858
Preliminary purchase price	$109,858

Preliminary Allocation of Net Purchase Price

The table below presents the preliminary purchase price, along with a preliminary allocation of the purchase price to the assets acquired and liabilities assumed.

Amounts in thousands
Cash	$13,689
Receivables	3,400
Prepaid expenses	2,945
Inventories	1,048
Property and equipment	28,824
Leased right-of-use assets	127
Deferred income taxes	—
Casino licenses	16,518
Players club lists	19,405
Trademarks	2,212
Deposits and other	258
Accounts payable	(690)
Accrued liabilities	(6,066)
Accrued payroll	(2,968)
Taxes payable	1,920
Operating lease liabilities	369
Net identifiable assets acquired	80,991
Add: Goodwill	31,521
Net assets acquired	$112,512

Upon completion of the fair value assessment following the Acquisition, the Company anticipates the finalized fair values of the net assets acquired will differ from the preliminary assessment outlined above. Generally, changes to the initial estimates of fair value of the assets acquired and the liabilities assumed will be recorded to those assets and liabilities with offsetting adjustments recorded to goodwill.

Note 3 – Acquisition-Related Pro Forma Adjustments

The unaudited pro forma condensed consolidated combined financial information reflects the following adjustments related to the transactions.

(1)	Property and Equipment, net, and depreciation expense

The preliminary fair value of acquired property and equipment related to the Acquisition was determined to be $28.8 million. The following table illustrates the pro forma adjustment to property and equipment, net:

(in thousands)	September 30, 2019
Preliminary fair value of acquired property and equipment	$28,824
Historical book value of the Acquired Casinos property and equipment, inclusive of property sold to VICI	(154,899)
Acquisition related pro forma adjustment - decrease to property and equipment, net	$(126,075)

The following table illustrates pro forma adjustments to depreciation expense:

	For the nine months ended	For the year ended
(in thousands)	September 30, 2019	December 31, 2018
Historical depreciation expense	$(11,265)	$(17,248)
Depreciation expense associated with the preliminary fair value of acquired property and equipment	3,559	4,746
Decrease to depreciation and amortization expense	$(7,706)	$(12,502)

Depreciation expense of the acquired property and equipment is reflected on a straight-line basis over the following estimated useful lives:

Years
Buildings and improvements	5-39 years
Gaming equipment	3-7 years
Furniture and non-gaming equipment	3-7 years

(2)	Goodwill, other intangible assets, net and amortization expense

The following table illustrates the pro forma adjustment to goodwill, which is subject to change, related to the Acquisition.

(in thousands)	September 30, 2019
To record goodwill for the purchase consideration in excess of the preliminary fair value of net assets acquired in connection with the Acquisition	$31,521
Historical book value of the Acquired Casinos goodwill	(40,920)
Acquisition related pro forma adjustment - to record decrease to goodwill	$(9,399)

The preliminary fair value of the acquired intangible assets related to the Acquisition was determined to be $38.1 million and is subject to change. Preliminary intangible assets consists of and results in the following pro forma adjustments as of September 30, 2019:

(in thousands)	September 30, 2019	Useful Life
Preliminary fair value of the Acquired Casinos other intangible assets, net:
Casino licenses	$16,518	Indefinite
Trademarks	2,212	10 years
Players club lists	19,405	7 years
Total value of other intangible assets, net	38,135
Historical book value of the Acquired Casinos other intangible assets, net	(127,175)
Acquisition related pro forma adjustment - to decrease to other intangible assets, net	$(89,040)

The fair values of the gaming licenses were determined using the excess earnings methodology. The excess earnings methodology, which is an income approach methodology that allocates the projected cash flows of the business to the gaming license intangible assets less charges for the use of other identifiable assets of each reporting unit including working capital, real estate, fixed assets and other intangible assets. This methodology was considered appropriate as the gaming licenses are considered the primary intangible asset of the acquired entities and the licenses are linked to each respective facility.  Under the respective state’s gaming legislation, the property-specific licenses can only be acquired if a theoretical buyer were to acquire each existing facility. The existing licenses could not be acquired and used for a different facility. The properties’ estimated future cash flows were the primary assumption in the respective valuations. Cash flow estimates included net gaming revenue, gaming operating expenses, general and administrative expenses, and tax expense.

Player loyalty programs were valued using the incremental cash flow method under the income approach. The incremental cash flow method is used to estimate the fair value of an intangible asset based on a residual cash flow notion. This method measures the benefits (e.g., cash flows) derived from ownership of an acquired intangible asset as if it were in place, as compared to the acquirer’s expected cash flows as if the intangible asset were not in place (i.e., with-and-without).  The residual or net cash flows of the two models is ascribable to the intangible asset. The Company has assigned 7-year useful life to the player loyalty programs.

Trade names are valued using the relief from royalty method, which presumes that without ownership of such assets, the Company would have to make a stream of payments to a brand or franchise owner in return for the right to use their name.  By virtue of this asset, the Company avoids any such payments and records the related intangible value of the trade name.  The primary assumptions in the valuation included projected revenue, a pre-tax royalty rate, the trade name’s useful life, and tax expense. The Company has assigned the Mountaineer trade name a 10-year useful life after considering, among other things, the expected use of the asset, the expected useful life of other related assets or asset groups, any legal, regulatory, or contractual provisions that may limit the useful life, the effects of obsolescence, demand and other economic factors, and the maintenance expenditures required to promote and support the trade name.

Adjustments to amortization expense for definite-lived intangibles were based on comparing the historical amortization recorded during the periods presented to the revised amortization. The revised amortization was based on the estimated fair value amortized over the respective useful lives of the intangible assets. The following table illustrates pro forma adjustments to amortization expense:

	For the nine months ended	For the year ended
(in thousands)	September 30, 2019	December 31, 2018
Historical amortization related to non-indefinite lived intangible assets, net	$(418)	$(624)
Amortization of expense associated with the preliminary fair value of acquired non-indefinite lived intangible assets	2,245	2,993
Increase to depreciation and amortization expense	$1,827	$2,369

(3)	Finance lease with VICI and interest and depreciation expense (rent expense)

In connection with the Acquisition, the Company, through certain subsidiaries, entered into the Master Lease with certain subsidiaries of VICI Properties Inc. for property related to the Acquired Casinos. The preliminary fair value of the current portion of finance lease liabilities and long-term portion of finance lease liabilities was determined to be $1.8 million and $251.3 million, respectively, which was calculated based on the net present value of future lease payments discounted by the implied interest rate of 9.24% at the December 6, 2019 acquisition date. The corresponding finance lease right-of-use asset was determined to be $253.2 million.

The following table illustrates pro forma adjustments to the (i) current portion of finance lease liabilities; (ii) long-term portion of finance lease liabilities; and finance lease right-of-use assets:

(in thousands)	September 30, 2019
Acquisition related adjustments to record the preliminary fair value of the Acquired Casinos' finance lease with VICI:
Finance lease right-of-use assets	$253,170
Current portion of finance lease liabilities	1,839
Finance lease liabilities, net of current portion	251,331

Acquisition related adjustments to operating leases:
Preliminary fair value of acquired operating lease right-of-use assets	$(496)
Acquisition related pro forma adjustment - operating lease right-of-use asset	127
Acquisition related pro forma adjustment - decrease operating lease right-of-use assets	$(369)

Preliminary fair value of acquired operating lease liabilities	$(496)
Acquisition related pro forma adjustment - operating lease liabilities	127
Acquisition related pro forma adjustment - decrease operating lease liabilities	$(369)

The following table illustrates pro forma adjustments related to interest and depreciation expense associated with the finance lease (rent expense related to the triple-net finance lease with VICI) for the nine months ended September 30, 2019 and the year ended December 31, 2019:

	For the nine months ended	For the year ended
(in thousands)	September 30, 2019	December 31, 2018
Acquisition related adjustments - to record increase in depreciation	$5,412	$7,216
Acquisition related adjustments - to record increase in interest expense	17,367	23,149

A pro forma adjustment of $9.8 million was made to deposits and other for land rights that were acquired by VICI.

(4)	Current portion of long-term debt, long-term debt, net of current portion and deferred financing costs, interest payable and interest expense

The below table reflects pro forma adjustments to current portion of long-term debt, long-term debt, net of current portion and deferred financing costs for borrowings to fund the Acquisition:

(in thousands)	September 30, 2019
Century's incremental borrowings to Macquarie credit facility to fund the Acquisition	$170,000
Acquisition related pro forma adjustment - to record removal of intercompany debt related to the Acquired Casinos not assumed	(25,000)
Acquisition related pro forma adjustment - to record removal of Bank of Montreal credit facility, net of deferred financing	(51,624)
Acquisition related pro forma adjustment - to record deferred financing costs related to the Acquisition	(10,080)
Acquisition related pro forma adjustment - to increased long-term debt, net of deferred financing	$83,296

The following table illustrates pro forma adjustments to interest expense on borrowings related to the Acquisition:

	For the nine months ended	For the year ended
(in thousands)	September 30, 2019	December 31, 2018
Historical intercompany interest expense	$(1,683)	$(2,254)

Acquisition related pro forma adjustment - decrease interest expense related to Bank of Montreal borrowings and deferred financing	$(2,075)	$(1,738)
Acquisition related pro forma adjustment - increase interest expense related to Macquarie borrowings and deferred financing	10,398	13,871
Acquisition related pro forma adjustments - to record interest expense	$6,640	$9,879

The amounts above were based on new borrowings relating to the Acquisition of $170.0 million as if they were borrowed on January 1, 2018. For purposes of the Acquisition related pro forma adjustments, a 7.22% interest rate was used.

(5)	Deferred income taxes

Although legally structured as the sale of equity interests, for US federal income tax purposes the Company and the seller have agreed to make an election under IRC Section 338(h)(10) to account for the Acquisition as an asset purchase. Generally, this election results in a step-up in basis of the acquired assets and liabilities for tax purposes. As part of this taxable transaction, the Company recorded the tax basis of the assets acquired and liabilities assumed at their fair values.  The Company considered the impact of the future settlements and resolutions of assumed liabilities on tax-deductible goodwill in the initial comparison to book goodwill as if the assumed liability was settled at its book basis at the acquisition date.  The preliminary assessment was that there were no material differences between goodwill for book and tax purposes resulting in a $26.1 million pro forma adjustment to deferred income taxes.

(6)

Pro forma adjustments made to (1) eliminate intercompany receivables that were not acquired through the Acquisition, (2) eliminate the seller’s equity interests in the Acquired Casinos, and (3) eliminate management fees related to the Acquired Casinos.

(7)	Reflects additional purchase accounting adjustments, fair value adjustments and other adjustments related to accounting policy differences.

(8)	Reflects acquisition costs reported by the Company for the nine months ended September 30, 2019.

(9)	Reflects an assumed tax rate of 22.72%.

(10)	The following table illustrates the pro forma adjustment to cash and cash equivalents:

Amounts in thousands	September 30, 2019
Outflow of cash to acquire subsidiary, net of cash acquired
Cash proceeds of new debt	$170,000
Less: cash paid to acquire the Acquired Casinos	(109,858)
Less: cash paid to existing long-term debt	(51,624)
Less: cash paid for deferred financing fees	(10,080)
Net cash outflow	$(1,562)

Note 4 – Unaudited Pro Forma Condensed Consolidated Combined Financial Statement Reclassification Adjustments

Certain reclassifications have been recorded to the historical carve out financial statements of the Acquired Casinos to provide comparability and consistency for the anticipated post-combined company presentation.

(a)	Reclassifications were made between certain current assets, intangible assets and other assets to provide consistency in presentation.

(b)

Reclassifications were made among expense components to reclassify certain expenses of the Acquired Casinos consistently with the Company. These include combining (i) casino expense and (ii) marketing and promotions expenses to a single line item.

(c)

Reclassifications were made among expense components to reclassify certain expenses of the Acquired Casinos consistently with the Company. These include combining (i) other expenses and (ii) (gain) loss on the disposal of property and equipment to a single line item.

Further review may identify additional reclassifications that when conformed could have a material impact on the unaudited pro forma condensed consolidated combined financial information of the combined company. At this time, the Company is not aware of any reclassifications that would have a material impact on the unaudited pro forma condensed consolidated combined financial information that are not reflected as pro forma adjustments.